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                                                                   Exhibit 99.2

December 17, 2001



Loral CyberStar, Inc.
2440 Research Boulevard, Suite 400
Rockville, Maryland 20850



        Re:     Termination of Credit Agreement Obligations
                -------------------------------------------

Ladies and Gentlemen:


Reference is made to the Terminable At Will Demand Line of Credit, dated as of January 1, 1999 (the "Credit Agreement") by and between Loral CyberStar, Inc. and Loral Space & Communications Corporation and assigned to Loral SpaceCom Corporation ("Loral SpaceCom") pursuant to the Assignment and Acceptance, effective as of September 30, 2000. Loral SpaceCom hereby terminates any further obligation to make additional advances under the Credit Agreement.


Very truly yours,



LORAL SPACECOM CORPORATION

By: /s/ Janet T. Yeung
--------------------------
Name:  Janet T. Yeung
Title: Vice President and Assistant Secretary



AGREED AND ACCEPTED BY:

LORAL CYBERSTAR, INC.

By: /s/ Janet T. Yeung
--------------------------
Name:  Janet T. Yeung
Title: Vice President and Assistant Secretary